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                               CAMBREX CORPORATION

                                   EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-57404, 333-22017, 33-21374, 33-37791,
33-81780, 33-81782, 333-113612, 333-113613, 333-129473 and 333-136529) of
Cambrex Corporation of our report dated March 15, 2007, except for the effects of the discontinued operations with respect to 2006 and 2005 described in Note 18, as to which the date is February 27, 2008 relating to the financial statements as of December 31, 2006 and for the years ended December 31, 2006 and 2005 and financial statement schedule for the years ended December 31, 2006 and 2005, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 27, 2008


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